UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 7, 2013


                                GUAR GLOBAL LTD.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-52929                  95-0540833
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

407 E. Louisiana Street McKinney, Texas                            75069
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (214) 380-9677

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

APPOINTMENT OF DIRECTOR AND OFFICER

Effective May 7, 2013, the Board of Directors of Guar Global Ltd. (the "Company") appointed Mr. Michael C. Shores as Chief Executive Officer and Chairman of the Board of Directors. There is no arrangement or understanding pursuant to which Mr. Shores was appointed Chairman of the Board of Directors. Mr. Shores has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transactions requiring disclosure under Item 404(a) of Regulation S-K.

EMPLOYMENT AGREEMENT WITH MR. MICHAEL C. SHORES

On May 7, 2013, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Shores in connection with his employment as the Chief Executive Officer and Chairman of the Board of Directors of the Company. Pursuant to the Employment Agreement, Mr. Shores will be employed as the Chief Executive Officer of the Company for a two year term, and will receive an initial base salary of $7,000 per month. Mr. Shores will dedicate between thirty and seventy percent of his time to operating the Company. Either party may terminate the Employment Agreement upon thirty (30) days written notice or immediately in certain other circumstances. In the event of termination for no cause (as defined in the Employment Agreement), the Company will pay Mr. Shores four (4) months severance. Mr. Shores and the Company also agreed to negotiate the terms of a restricted stock award plan within sixty (60) days of the date of the Employment Agreement. The foregoing description is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

PROFESSIONAL HISTORY OF MR. MICHAEL C. SHORES

Michael C. Shores, age 46, is currently the Chief Executive Officer of New China Ventures, a finance company formed to secure capital from strategic Asian investors for companies with "game changing" intellectual property. Mr. Shores has held this position since November 2011. Mr. Shores is responsible for setting strategic market objectives, evaluating intellectual property and aligning New China Ventures clients with correct global supply chain partners that frequently become investors as well. He also serves as one of their "Cultural Interpreters", having worked with Asia for over 20 years now. New China Ventures focuses on the automotive, energy, medical and technology industries.

From September 2010, until October 2011, Mr. Shores served as President of Cambridge Industries Group, a global company headquartered in Shanghai, China. Cambridge Industries Group is an independent telecom OEM supplier focused solely on GPON (Gigabit Passive Optical Network) equipment, which is an essential part of GPON OLT (Optical Line Terminal) vendors' and service providers' end-to-end GPON solutions. Prior to joining Cambridge Industries Group, from January 2002, until June 201, Mr. Shores was President and Chief Executive Officer of TXP Corporation, a company he founded and grew into an industry leader in the standalone inter-operable GPON Customer Premise Equipment space for the telecommunications industry. None of the foregoing businesses are an affiliate of the Company.

Over the last two decades, Mr. Shore has been successfully involved in helping launch new high technology products into the automotive, consumer, energy, medical, networking, and communications market. Prior to founding TXP, Mr. Shores helped "green field" a New Product Introduction (NPI) center in 1997 for Flextronics in Richardson, Texas and then went on to help launch their photonics division. Mr. Shores later negotiated successfully the spin-off of his NPI group from Flextronics in late 2001 to form TXP. It is Mr. Shores' extensive background in both high technology development and manufacturing, and his entrepreneurial spirit that led the Company to appoint Mr. Shores as its new Chief Executive Officer and director.

Mr. Shores has been a member of the Advisory Board for ASCENT Investment Management Company since November 2011, where he is actively involved in helping them explore new technologies. Mr. Shores served on the board and was a founding member of the Texas-Israel Chamber of Commerce from 2007 to 2010. He also served on the board of the American Indian Chamber of Commerce of Texas and the board of KOPTI (Korea Photonics Technology Institute) in Gwangju, South Korea. He holds a BSBA with a focus on Economics from the University of Arkansas in Fayetteville.

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
SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                    Exhibit Description
-----------                    -------------------
  10.1         Employment Agreement, dated May 7, 2013, between Guar Global Ltd.
               and Michael Shores.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUAR GLOBAL LTD.


/s/ Michael C. Shores
-------------------------------------
Michael C. Shores
Chief Executive Officer

Date: May 10, 2013


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